Exhibit 23

Coopers                                      Coopers & Lybrand L.L.P.
& Lybrand
                                             a professional services firm





Ford Motor Company
The American Road
Dearborn, Michigan

                     CONSENT OF COOPERS & LYBRAND L.L.P.


Re:  Ford Motor Company Registration Statements Nos. 33-58255,
     33-54737, 33-54283, 33-50238, 33-36043, 33-19036 and 2-95018
     on Form S-8

We consent to the incorporation by reference in this Registration
Statement of our report dated January 27, 1995 on our audits of the consolidated financial statements of Ford Motor Company at December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993 and 1992, which report is included in, or incorporated by reference in, Ford's 1994 Annual Report on Form 10-K.


/s/Coopers & Lybrand L.L.P.

COOPERS & LYBRAND L.L.P.

400 Renaissance Center
Detroit, Michigan  48243
July 18, 1995